Exhibit 10.14

License Agreement

This License Agreement, made and entered into as of February 28, 2020 (“Agreement”), is by and between Entrada Therapeutics, Inc., a Delaware domestic corporation, having a place of business located at 50 Northern Avenue, Boston MA 02210 (“Licensee”) and MIL 6T, LLC a Delaware limited liability company having a place of business located at 6 Tide Street, Boston, MA 02110 (“Licensor”).

RECITALS

WHEREAS, Licensor has leased certain space located at 6 Tide Street, Boston, MA 02110 (the “Building”) through a lease agreement (the “Lease”) between Licensor and RBK I Tenant, LLC (“Landlord”); and

WHEREAS, Licensee desires to use certain space and services, as set forth below, for research and development, laboratory research and office use, and Licensor desires to grant a license to Licensee for such use.

For good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, accepted and agreed to, the parties agree as follows:

1.	License.

(a)	License Description. Licensor grants to Licensee the following (A) and (B), of which shall constitute the Licensee’s license (the “License”), solely to, (i) use as office, research and development, and laboratory space consistent with current zoning for the Building and all applicable laws; (ii) conduct Licensee’s business; and (iii) collaborate with Licensor’s staff and other licensees in accordance with this Agreement: (A) a non- transferable, non-assignable license (except as expressly set forth herein) (i) First Floor Labs, more specifically identified in the blue-shaded portion of the floor plan attached to this Agreement as Exhibit 1 (“Lab Suites”), and (ii) First Floor Offices, more specifically identified in the blue-shaded portion of the floor plan attached to this Agreement as Exhibit 1 (“Office Suites”) (Lab Suites and Office Suites are collectively the “Licensed Premises”) and (B) a non-transferable, non-exclusive, non-assignable license to use any common areas (“Shared Premises”), subject to Licensor’s reasonable rules and restrictions; provided, however, in the event of a conflict between any such rules and regulations and this Agreement, this Agreement shall control. The parties acknowledge in all events during the Term (as hereinafter defined) of this Agreement, the Shared Premises shall include access to those conference room spaces, kitchen, snack, , showers, and wellness room that exist as of the date of this Agreement, subject to Licensor and Landlord’s reasonable rules and regulations. Subject to the deliver requirements set forth in Section 2(a) below, Licensee shall accept the Licensed Premises and Shared Premises in their “as-is” conditions and Licensor shall have no obligation to alter, repair or otherwise prepare the Licensed Premises for Licensee’s use or to pay for, or provide any, improvements to the Licensed Premises except as expressly provided herein. Licensee shall not use the Licensed Premises or Shared Premises for any use other than the foregoing, including but not limited to medical care or human clinical trials, without first obtaining written permission from Licensor, which Licensor may withhold in its sole discretion.

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(b)	Scope of License. The License shall not include access to any additional office or laboratory space in the Building except the Licensor has agreed to work with the Landlord to procure a conference room on the first floor of the Building for Licensee’s exclusive use. To the extent said conference room is acquired, the parties agree an amendment to this License will be executed to set forth the relevant terms, which may include Licensee paying additional License Fees or sums hereunder. Licensee understands and agrees that other licensee(s) may jointly occupy portions of the Building, not including the Licensed Premises, which shall be exclusive to Licensee, but including but not limited to the Shared Premises. Licensee agrees to cooperate and coordinate with any other licensee(s) that occupies portions of the Building and that, other than the Licensed Premises, use of any other portion of the Building shall not be exclusive to Licensee. Except as set forth herein, Licensor shall have no liability for the actions of any other licensee(s), persons or entities using or occupying the Building.

(c)	Occupants. The License shall only grant Licensee, and no more than one hundred (100) of Licensee’s members, employees or agents (collectively, “Occupants”), access to the Licensed Premises and Shared Premises; provided, however, that Licensor may grant access to additional Occupants (“Additional Occupants”) as set forth in Section 3 below.

2.	Term and Termination.

(a)	Term. Unless terminated earlier in accordance with this Section 2, the term (“Term”) of this Agreement shall commence on November 1, 2020 (“Term Commencement Date”) and expire on November 30, 2025 (“Expiration Date”); provided, however, notwithstanding the foregoing, Licensor shall deliver the Licensed Premises with certain construction and finishes as set forth in Exhibit 1(a). Under no circumstance shall Licensor be liable to Licensee for failure to provide access to the Licensed Premises or Shared Premises on or before November 1, 2020; provided, however, that if Licensor is unable to provide Licensee access to the Licensed Premises on or before November 1, 2020 with the Licensor’s Work Substantially Complete (as such terms are defined in Exhibit 1(a)), the Term Commencement Date shall be extended by the number of days Licensor is unable to provide access to the Licensed Premises. Notwithstanding the foregoing to the contrary, in the event the Licensed Premises has not been delivered to Licensee on or before November 15, 2020 with the Licensor’s Work Substantially Complete (the “Delivery Condition”), subject to Licensee Delay (as such term is defined in Exhibit 1(a)), Licensee shall be entitled to (i) one (1) additional day of abatement of the Licensee Fee for each day from November 15, 2020 through December 15, 2020 that the Licensed Premises has not been delivered in the Delivery Condition, and (ii) two (2) additional days of abatement of the License Fee for each day from December 16, 2020 on until the Licensed Premises has been delivered to Licensee in the Delivery Condition. Upon either party’s request, Licensor and Licensee shall execute a mutually-agreeable Term Commencement Agreement that sets forth the Term Commencement Date, Expiration Date and Term.

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After November 30, 2023, Licensee shall have the right to terminate this Agreement provided Licensee gives Licensor written notice of its exercise of its termination right no less than nine (9) months prior to requested termination date. By way of clarification, Licensee shall be entitled to provide notice beginning March 1, 2023 for a termination right effective on or after November 31, 2023. There shall be no termination fee or penalty associated with Licensee’s exercise of its termination right in accordance with this paragraph.

Provided Licensee is not in breach of the Agreement, Licensee shall have the option to extend the Term for one additional three (3) year period (“Extended Term”) upon the terms set forth herein at the prevailing market license rate for the SmartLabs Program in submarket area, Boston Seaport, with the Extended Term commencing immediately upon the Expiration Date. Licensee shall exercise the foregoing option by written notice to Licensor given no less than twelve (12) months prior to the Expiration Date. The foregoing option shall terminate if notice is not timely given, time being of the essence.

(b)	Termination. Licensor may terminate this Agreement immediately for “Default” by giving written notice to Licensee specifying the cause. “Default” shall be deemed as: (i) Licensee’s failure to pay when due any sum of money under this Agreement, and such failure shall continue for a period of five (5) days after written notice from Licensor to Licensee that such payment was not paid when due; (ii) failure to comply with any covenants contained herein or (iii) use of the Licensed Premises or Shared Premises in violation of any rules and procedures promulgated by Licensor or Landlord and to the extent Licensee shall not cure such failure within thirty (30) days after written notice of such failure from Licensor to Licensee; provided, however, that such failure shall not be deemed a Default if such failure could not reasonably be cured during such thirty (30) day period, Licensee has commenced the cure within such thirty (30) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed forty five (45) days; further provided, however, in the event any Default endangers the health and/or safety of any other Building occupant and/or the Building itself, such failure shall be deemed a Default if Licensee receives notice of the same (which may be oral) and fails to cure within 24 hours, whereas for the avoidance of doubt in such instances Licensor shall have the immediate right to terminate this License following such failure to cure within 24 hours. Upon the occurrence of any of the foregoing, and at any time thereafter, with or without further notice or demand and without limiting Licensor in the exercise of any right or remedy that Licensor may have, Licensor may do any or all of the following by written notice to Licensee or by any lawful means, (A) terminate Licensee’s access to the Licensed Premises, or (B) terminate the License. In either instance, Licensee shall immediately surrender the Licensed Premises to Licensor. In such event, Licensor shall have the immediate right to re-enter and remove all persons and property from the Licensed Premises and Shared Premises, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Licensee, without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby. In the event that Licensor shall elect to so terminate this License, then Licensor shall be entitled to recover from Licensee all direct and indirect damages incurred by Licensor by reason of Licensee’s default, including, but not limited to, recovery of any broker’s fee paid by Licensor in relation to this Agreement and all reasonable attorneys’ fees. Upon termination of this Agreement, the License shall expire and Licensee shall immediately vacate the Licensed Premises and Shared Premises. Under no circumstances shall Licensor or Landlord be liable for any alleged, purported, consequential or indirect damages resulting from Licensor or Landlord terminating this Agreement. Notwithstanding anything to the contrary contained herein, except as expressly set forth in Section 8 and in the event of damages stemming from hold over after termination of this Agreement, in no other case shall Licensee be liable under this Agreement for any lost profits, damage to business or any form of special, indirect, punitive or consequential damages.

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3.	License Fee.

(a)	Base Fee. Commencing on the first full month after the Term Commencement Date (“License Fee Commencement Date”), Licensee shall pay a monthly license fee equal to $367,159.00 (“License Fee”), plus any pro rata portion thereof if the Term Commencement Date is any date other than the first of the month, which Licensee shall pay in advance on or before the first day of each and every month during the Term by electronic payment to Licensor. The License Fee shall be subject to a three percent (3%) increase upon each anniversary of the License Fee Commencement Date.

(b)	Late Fee. If any payment of the License Fee, or any other payment due under this Agreement, is not received by Licensor no later than the second (2nd) business day of each month, or when otherwise due, Licensee shall pay to Licensor a late payment charge equal to five percent (5%) of the amount of such delinquent payment, in addition to any outstanding License Fee or any other payment due under this Agreement then owing; provided, however, Licensor hereby agrees to waive one such late fee in any twelve (12) month period so long as Licensee shall pay such outstanding amounts within five (5) days of written notice from Licensor to Licensee of such late payment. Licensee shall pay twelve percent (12%) interest per annum on any outstanding License Fee or other payment due under this Agreement that remains unpaid; such interest shall accrue beginning the date such payment is due until the date such payment is actually paid.

(c)	Additional Fees. Licensee may request that Licensor grant access to Additional Occupants provided that Licensee first (i) submits a written request to Licensor requesting Additional Occupants; (ii) Licensee receives written confirmation from Licensor granting access to Additional Occupants (which Licensor may withhold in its sole discretion); and (iii) Licensee pays, in addition to the License Fee, an amount equal to $2,500 per month for each Additional Occupant.

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(d)	Security Deposit. Licensee shall to pay a Security Deposit equal to $413,240.69 (“Security Deposit”). The purpose of the Security Deposit is to guarantee the full, prompt and faithful performance by Licensee of all of the terms, conditions, covenants, agreements, warranties and provisions of this Agreement to be performed, fulfilled or observed by Licensee hereunder, including but not limited to the payment of the License Fee and other charges. If Licensee breaches any term or condition of this Agreement, beyond applicable notice and cure periods, said Security Deposit or any part thereof may be used to pay any such payment or perform any obligations of the Licensee, and the Licensee shall immediately replace the amount of the Security Deposit so used. Said Security Deposit may be co-mingled with the Licensor’s other funds, need not be kept in a separate account, and Licensor shall not be required to pay interest on same. Licensor shall return the balance of the Security Deposit within thirty (30) days following the end of Term, as extended from time to time. Licensor, from time to time, may transfer the Security Deposit to any mortgagee or any grantee or grantees to be held by such mortgagee, grantee or grantees as the Security Deposit hereunder on the above terms, and upon such transfer to such mortgagee, grantee or grantees, Licensor thereupon shall be relieved from all further liability to the Licensee with respect to the Security Deposit, and Licensee thereafter shall look only to such mortgagee, grantee or grantees for the return of the Security Deposit.

(e)	Initial Payment. Licensee shall pay, immediately upon executing this Agreement, an amount equal to the License Fee for the first three months of the Term of this Agreement ($1,101,477.00), the Security Deposit ($413,240.69), and the Parking Fees (as defined below) associated with Licensee’s Parking Spaces (as defined below). As such, Licensee shall pay a total of $1,514,717.69, plus the aforementioned Parking Fees, as of the execution of this Agreement.

4.	Service Agreement. Licensor agrees to provide to Licensee, during the entire Term of this Agreement, the services set forth in the Service Agreement attached hereto as Exhibit 2. The License Fee shall cover and include the cost of the services set forth in the Service Agreement and, unless the scope of services requested by Licensee exceed those set forth in the Service Agreement, Licensee shall not be assessed any additional fees for services contained in the Service Agreement. The Service Agreement shall be governed by the terms of this Agreement and if there is any conflict between the covenants and representations contained in this Agreement and the Service Agreement, the terms of this Agreement shall prevail and be binding upon Licensor and Licensee. Licensor shall not be liable for any failure to provide the services set forth in the Service Agreement to the extent such failure is beyond Licensor’s reasonable control. Notwithstanding the foregoing to the contrary, if, due to any gross negligent or willful and wrongful act of Licensor, there is an interruption of one or more services or utilities that Licensor is obligated to perform or deliver under this Agreement, and such interruption of services or utilities renders the Licensed Premises untenantable (meaning that either (x) electric service to the Licensed Premises has been interrupted or (y) any other service or utility to the Licensed Premises is interrupted and Licensee is unable to reasonably use the Licensed Premises for the conduct of Licensee’s business and, as a result thereof, Licensee has in fact ceased use of the Licensed Premises or portion thereof for the conduct of Licensee’s business), and if such interruption shall continue for a period of five (5) consecutive business days after notice thereof from Licensee to Licensor that the Licensed Premises are untenantable as a result thereof, then License Fee, together with Licensee’s payments on account of the Parking Fees and any additional fees related to Additional Occupant(s) shall equitably abate, based upon the degree of interference with Licensee’s ongoing business, commencing on the sixth business day after such notice (and, if less than all of the Licensed Premises are made untenantable, such abatement shall be pro-rated according to the area made untenantable) until such time as such services and/or utilities are restored. Licensor shall use due diligence to cause such restoration of the interruption at the soonest reasonable time. Licensee’s abatement rights herein granted shall be Licensee’s sole and exclusive remedies for any loss or damage arising from any such interruption.

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5.	Common Areas. Licensee hereby acknowledges that other licensees and/or occupants are occupying or may in the future occupy other portions of the Building. Licensee’s use of the Licensed Premises, and access to and use of the common areas and any other services in connection with the Licensed Premises or this Agreement, shall be subject to any and all rules and procedures reasonably promulgated by Licensor and/or Landlord and delivered to Licensee from time to time; provided, however, in the event of a conflict between the terms and conditions of those rules and regulations and this Agreement, this Agreement shall control. Licensee’s compliance with such rules and procedures constitutes a material inducement to Licensor’s willingness to enter into this Agreement; any violation thereof shall constitute a material breach of this Agreement.

6.	Parking. During the Term, Licensee shall have a non-exclusive, irrevocable license to use at least twelve (12) unreserved parking spaces in the area adjacent to the Building (“Licensee’s Parking Spaces”). Licensee shall have no right to elect to reduce its number of Licensee’s Parking Spaces and shall be responsible for the Parking Fees (defined below) for such spaces regardless of whether its Occupants use Licensee’s Parking Spaces. Licensee shall pay, in addition to the License Fee, monthly parking fees equal to the prevailing rates for the Building at no markup by Licensor (“Parking Fees”) and shall pay such Parking Fees to Licensor at the time each License Fee payment is due. Upon Licensee’s written request within the first eighteen (18) months of the Term, additional parking of up to fifteen (15) parking spaces may be available and is subject to Licensor’s discretion and terms (provided, however, in no event shall Licensor be entitled to a markup of any parking fees). Parking Fees are subject to change. For the avoidance of doubt, Licensee shall be entitled to contract for additional parking spaces directly with the Landlord or other third party provider without affecting Licensee’s right to the Licensee’s Parking Spaces in accordance with this Section 6.

7.	Modifications to Licensed Premises. Licensee shall not make any modification to the Licensed Premises without Licensor’s prior written approval, which approval may be withheld or conditioned in Licensor’s sole discretion. Following the initial improvements of the space, Licensee shall bear the cost of any approved modifications to the Licensed Premises completed by or on behalf of Licensee. All articles of personal property, and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions, if any, paid for or installed by Licensee in the Licensed Premises will be and remain the property of Licensee and may be removed by Licensee at any time, provided that Licensee, at its expense, shall repair any damage to the Licensed Premises caused by such removal or by the original installation. Licensee shall remove all of Licensee’s personal property at the expiration of the Term of this Agreement or sooner termination of this Agreement, in which event the removal shall be done at Licensee’s expense and Licensee, prior to the end of the Term of this Agreement or upon sooner termination of this Agreement, shall repair any damage to the Licensed Premises caused by its removal.

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Licensor shall, at its expense, provide Licensee with building standard lobby and directory signage. Licensor shall use best efforts to assist Licensee to gain permission from the Landlord to display window signage, which shall be at Licensee’s expense. Licensee understands that the Lease has specific criteria and requirements with respect to signage and therefore any signage approvals must be made by Landlord, which Landlord may withhold in its sole discretion. Nothing contained herein shall be interpreted as a promise or agreement that Licensee may display any signage beyond building standard lobby and directory signage.

8.	Hazardous Materials. Licensee shall strictly comply with any and all Hazardous Materials provisions contained in Section 29.11 of the Lease, attached hereto as Exhibit 5. Licensee shall strictly comply with all Environmental Laws to the extent such provisions relate to the Licensed Premises during the Term of this Agreement. For purposes hereof, “Environmental Laws” shall mean all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters, including but not limited to any discharge by Licensee or Licensee’s Occupants into the air, surface water, sewers, soil or groundwater of any Hazardous Material (defined below) whether within or outside the Licensed Premises, including, without limitation (i) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., (ii) the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., (iii) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., (iv) the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq., and (v) Chapter 21E of the General Laws of Massachusetts. Licensee, at its sole cost and expense, shall comply with (a) Environmental Laws, and (b) any rules, requirements and safety procedures of the Massachusetts Department of Environmental Protection, the city in which the Building is located, and any insurer of the Building or the Licensed Premises with respect to Licensee’s use, storage and disposal of any Hazardous Materials. Notwithstanding anything in this Agreement to the contrary, Licensee shall have no liability to Licensor or responsibility under this Agreement for any Hazardous Materials in, on, under or about the Licensed Premises that were not released, discharged, stored or introduced by Licensee or its agents. Licensee understands and agrees that Licensor must decontaminate the Licensed Premise prior to Licensee vacating same and therefore Licensee shall fully cooperate with Licensor in the aforementioned decontamination, which may include Licensee ceasing its operations and/or removing personal property prior to the expiration of the Term. The term “Hazardous Material” means asbestos, oil or any hazardous, radioactive or toxic substance, material, waste or petroleum derivative which is or becomes regulated by any Environmental Law or which is designated as a “hazardous substance,” “hazardous material,” “oil,” “hazardous waste” or toxic substance under any Environmental Law. Licensee shall follow all of Licensor’s Environmental Health and Safety (“EH&S”) guidelines and requirements, which may be modified from time to time.

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9.	Fire, Other Casualty; Eminent Domain. In the event of a fire or other casualty affecting the Building or the Licensed Premises, or a taking of all or a part of the Building or Licensed Premises under the power of eminent domain: (i) Licensor shall not have any obligation to repair or restore the Licensed Premises, alterations or personal property; (ii) Licensee shall be entitled only to a proportionate abatement of the License Fee (including any charges for Additional Occupant(s) and Parking Fees) during the time and to the extent the Licensed Premises are unfit for the purposes permitted under this Agreement and not used by Licensee as a result thereof; (iii) Licensee shall not, by reason thereof, have a right to terminate this Agreement unless the Lease shall be terminated; and (iv) Licensor and Landlord reserve the right to terminate this Agreement in connection with any right granted to either Licensor or Landlord under the Lease whether or not the Licensed Premises is damaged or the subject of a taking. In the event Licensor or Landlord exercises the right to terminate the Lease as the result of any such fire, casualty or taking, (a) Licensor shall provide Licensee with a copy of the relevant termination notice and this Agreement shall terminate on the date upon which the Lease terminates and (b) Licensee shall immediately pay to Licensor all of Licensee’s insurance proceeds relating to all alterations. Notwithstanding anything to the contrary contained herein, in the event a casualty or condemnation proceeding occurs during the last twelve (12) months of the Term resulting in the destruction or taking of all or a material portion of the Licensed Premises or access thereto, Licensee and Licensor shall each have the right to terminate this Agreement upon thirty (30) days prior written notice to the other, with such notice to be given within thirty (30) days following the casualty or condemnation event.

10.	Limit of Liability. Notwithstanding anything to the contrary contained in this Agreement, Landlord, Licensor, their respective, members, officers, directors, employees, agents, servants, lenders, mortgagees, ground lessors beneficiaries and contractors (collectively, the “Licensor Parties”), shall not be liable for any damages or injury to person or property or resulting from the loss of use thereof sustained by Licensee or anyone having claims through or on behalf of Licensee, based on, arising out of, or resulting from, any cause whatsoever, including any due to the Building becoming out of repair, or due to the occurrence of any accident or event in or about the Building, or due to any act or neglect of any tenant or occupant of the Building or any other person. Notwithstanding the foregoing provision of this Section, Licensor Parties shall not be released from liability to Licensee for any physical injury to any natural person caused by Licensor Parties’ gross negligence or willful misconduct to the extent such injury is not covered by insurance either carried by Licensee (or such person) or required by this Agreement to be carried by Licensee; provided that Licensor Parties shall not, under any circumstances, be liable for any exemplary, punitive, consequential or indirect damages (or for any interruption of or loss to business). No Licensor Parties’ shall be held to have any personal liability for satisfaction or any claim or judgment.

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11.	Waiver of Claims. Licensee hereby releases and waives any and all claims against the Licensor Parties for injury or damage to person, property or business of every kind, nature and description, sustained in or about the Building or the Licensed Premises by Licensee or anyone claiming under Licensee, other than by reason of gross negligence or willful misconduct of the Licensor Parties and except in any case which would render this release and waiver void under applicable law.

12.	Insurance. See Insurance Requirements attached hereto as Exhibit 3.

(a)	Subrogation. Licensee and its insurers hereby waive any and all rights of recovery or subrogation against the Licensor Parties with respect to any Claims (as defined below) howsoever caused, that are covered or should have been covered, by valid and collectible insurance, including any deductibles or self-insurance maintained thereunder. If necessary, Licensee shall endorse the required insurance policies to permit waivers of subrogation as required hereunder and hold harmless and indemnify the Licensor Parties for any loss or expense incurred as a result of a failure to obtain such waivers of subrogation from insurers. Such waivers shall continue so long as Licensee’s insurers so permit. Any termination of such a waiver shall be by written notice to Licensor. Licensee, upon obtaining the policies of insurance required or permitted hereunder, shall give notice to its insurance carriers that the foregoing waiver of subrogation is contained in herein. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then Licensee shall notify Licensor of such conditions. Licensor and its insurers hereby waive any and all rights of recovery or subrogation against the Licensee with respect to any Claims (as defined below) howsoever caused, that are covered, or should have been covered, by valid and collectible insurance, including any deductibles or self-insurance maintained thereunder. If necessary, Licensor agrees to endorse the required insurance policies to permit waivers of subrogation as required hereunder and hold harmless and indemnify the Licensee for any loss or expense incurred as a result of a failure to obtain such waivers of subrogation from insurers. Such waivers shall continue so long as Licensor’s insurers so permit. Any termination of such a waiver shall be by written notice to Licensee. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then Licensor shall notify Licensee of such conditions.

(b)	Assumption of Risk. Licensee assumes the risk of damage, and shall be liable for any damage caused to, any fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and the Licensor Parties shall not be liable for injury to Licensee’s business or any loss of income therefrom, relative to such damage. Licensee shall, at Licensee’s sole cost and expense, carry such insurance as Licensee desires for Licensee’s protection with respect to personal property of Licensee or business interruption.

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13.	Indemnification. Except to the extent the same is solely the result of the gross negligence or willful misconduct of Licensor or any of the Licensor Parties, and subject to the waiver of subrogation contained in Section 12 hereof, Licensee shall indemnify, defend (by counsel acceptable to Licensor), release, protect and hold the Licensor Parties harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages, suits or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) incurred in investigating or resisting the same (collectively, “Claims”) of any kind or nature that arise before, during or after the Term, arising out of or related to: (i) the use or occupancy of the Licensed Premises or Shared Premises by Licensee or its Occupants or anyone claiming by, through or under Licensee; (ii) the failure by Licensee or anyone claiming by, through or under Licensee to comply with any term, condition, or covenant of this Agreement or the Lease, including, without limitation, Licensee’s obligation to surrender the Licensed Premises in the condition herein required; (iii) the negligence or willful misconduct of Licensee, its agents or anyone claiming by, through or under Licensee; (iv) the existence of Hazardous Materials on, under or about the Licensed Premises to the extent caused, stored, released, discharged or introduced by Licensee or its agents; (v) the death of or injury to any person or damage to any property in the Licensed Premises; or (vi) the death of or injury to any person or damage to any property on or about the Building to the extent caused by the negligence, recklessness or willful misconduct of Licensee or its agents.

14.	Assignment. Licensee shall not assign, encumber or transfer this Agreement, or any part of it, or its right or interest in it, without Licensor’s prior written approval, with such approval not to be unreasonably withheld, conditioned or delayed. Licensee shall not in any way obstruct or interfere with the rights of other licensees, occupants or users of the Building, nor shall it permit its employees, representatives, or contractors to do so. Licensor may assign this Agreement.

If Licensee is a corporation, limited liability company, partnership or trust, the transfer of outstanding capital stock of Licensee by persons or parties through the “over the counter market” or through any recognized stock exchange, shall not be deemed an assignment or transfer of this Agreement.

Notwithstanding anything to the contrary contained in this Section 14, the provisions of this Section 14 shall not apply to (and Licensor consent shall not be required in connection with,) the following transfers: (1) transfers to an entity into or with which Licensee is merged or consolidated, or (2) transfers to any entity which purchases all or substantially all of Licensee’s voting stock, partnership interests or other membership interests, or (3) transfers to an entity to which all or substantially all of Licensee’s assets are transferred (the transferee in clauses (1), (2) or (3) being referred to as a “Licensee’s Successor”); or (4) transfers (including, without limitation, subleases or other occupancy agreements) to any entity which controls or is controlled by Licensee or is under common control with Licensee (the transferee in clause (4) being referred to as a “Licensee Affiliate”); provided however, Licensee shall provide thirty (30) day advance written notice to Licensor prior to any such transfer and, further provided that in any of such events:

(i)          with respect to a Licensee Successor such Licensee Successor has a net worth which, in Licensor’s reasonable judgment, is sufficient to meet the financial and other obligations of Licensee under this Agreement;

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(ii)         proof reasonably satisfactory to Licensor of such net worth shall have been delivered to Licensor at least ten (10) days prior to the effective date of any such transaction; provided, however, that if, due to securities regulations or other applicable laws or a written confidentiality agreement, Licensee is unable to provide prior notice of such transaction, then Licensee shall provide such notice to Licensor within ten (10) days after the date of such transaction; and

(iii)         such merger, acquisition, consolidation or transfer shall be for a valid business purpose and not principally for the purpose of transferring this Agreement.

15.	Miscellaneous.

(a)	Investment Right. [INTENTIONALLY OMITTED]

(b)	Attorneys’ Fees. In the event of any litigation or arbitration between Licensee and Licensor, whether based on contract, tort or other cause of action or involving bankruptcy or similar proceedings, in any way related to this Agreement, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any 10 type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including arbitration proceedings, any appeals and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment. The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by other party of its claim or defense, final decision after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any fees and cost incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment.

(c)	Authority. Each person executing this Agreement on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

(d)	Captions. All captions and headings in this Agreement are for the purposes of reference and convenience and shall not limit or expand the provisions of this Agreement.

(e)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall comprise but a single instrument.

(f)	Entire Agreement. This Agreement contains all of the covenants, conditions and agreements between the parties concerning the Licensed Premises, and shall supersede any and all prior correspondence, agreements and understandings concerning the Licensed Premises, both oral and written. No addition or modification of any term or provision of this Agreement shall be effective unless set forth in writing and signed by both Licensor and Licensee.

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(g)	Notices. Any notice required or permitted under this Agreement shall be effective if in writing and delivered to the other party at the following address.

MIL, 6T, LLC 21 Erie Street Cambridge, MA 02139 Attn : Amrit Chaudhuri	ENTRADA THERAPEUTICS, INC. 50 Northern Avenue Boston, MA 02110 Atten: Dipal Doshi

(h)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Licensee hereby consents to the personal jurisdiction and venue of any state or federal court located in Suffolk County Massachusetts, and any successor court, and the service or process by any means authorized by such court.

(i)	Exhibits. All exhibits and any schedules or riders attached to this Agreement are incorporated herein by this reference and made a part hereof, and any reference in the body of the Agreement or in the exhibits, schedules or riders to the Agreement shall mean this Agreement, together with all exhibits, schedules and riders.

(j)	Waiver of Trial by Jury. LICENSEE AND LICENSOR HEREBY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE UNDER APPLICABLE LAW TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE WITH ANY LICENSOR OR LICENSEE PARTIES, AS APPLICABLE, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH THIS AGREEMENT OR THE LICENSED PREMISES. NOTHING CONTAINED IN THIS SECTION SHALL BE CONSTRUED AS A WAIVER BY LICENSOR OR LANDLORD OF ANY OF ITS RIGHTS TO TRIAL BY JURY IN CONNECTION WITH THE LEASE OR THIS AGREEMENT FOR ANY CLAIMS OR CAUSES OF ACTION SO TRIABLE.

(k)	Successors and Assigns. Subject to the provisions of this Agreement relating to assignment and subletting, this Agreement shall be binding upon, and shall inure to the benefit of the parties’ respective representatives, successors and assigns.

(l)	Relationship of Parties. Nothing in this Agreement shall be deemed to create any joint venture or principal-agent relationship or partnership between any of the parties hereto, and no party is authorized to, and no party shall, act toward third parties or the public in any manner that would indicate any such relationship.

(m)	Access. Landlord and Licensor reserve the right to enter the Licensed Premises upon reasonable prior written or oral notice to Licensee (except that in case of emergency no notice shall be necessary) in order to inspect the Licensed Premises and/or the performance by Licensee of the terms of this Agreement or to exercise Licensor’s rights or perform Licensor’s obligations hereunder. Licensee shall have access to the Licensed Premises and the Shared Premises seven (7) days a week, twenty-four (24) hours a day, and except in instances of an emergency. The foregoing shall be subject to the Lease and any applicable Building rules and regulations.

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(n)	EDIC Ground Lease Provisions. Licensee acknowledges and agrees that Licensee agrees to, and its use and occupancy of the Licensed Premises shall be in compliance with, the terms and conditions of the provisions of Exhibit 4 attached hereto and incorporated herein (the “Required License Provisions”).

(o)	Brokerage. Licensee warrants and represents that Licensee has dealt with no broker in connection with the consummation of this Agreement other than Cresa Partners Boston, and, in the event of any brokerage claims against Licensor predicated upon prior dealings with Licensee, Licensee agrees to defend the same and indemnify Licensor against any such claim (except any claim by Cresa Partners Boston). Per a separate agreement, to the extent both Licensor and Licensee execute this Agreement, Licensor agrees to pay Cresa a market fee which shall be due the later of (1) the execution of this Agreement or (2) the receipt by Licensor of all prepaid funds required under this Agreement as Initial Payment.

LICENSEE UNDERSTANDS AND ACKNOWLEDGES THAT RIGHTS UNDER THIS AGREEMENT ONLY CONSTITUTE A LICENSE FOR USE OF THE LICENSED PREMISES AND DO NOT INVOLVE THE GRANT OF ANY INTEREST IN REAL ESTATE. LICENSEE SPECIFICALLY DISCLAIMS ANY RIGHTS TO SUMMARY PROCESS AND, PROVIDED THAT LICENSOR COMPLIES WITH ALL OBLIGATIONS (INCLUDING WITHOUT LIMITATION NOTICE AND CURE REQUIREMENTS) HEREUNDER, EXPLICITLY PERMITS LICENSOR TO USE SELF-HELP REMEDIES PROVIDED THAT SUCH SELF-HELP REMEDIES DO NOT BREACH THE PEACE AND ARE ALLOWABLE UNDER APPLICABLE LAW.

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IN WITNESS WHEREOF, Licensor and Licensee have duly executed this Agreement as of the day and year first above written.

MIL, 6T, LLC	ENTRADA THERAPEUTICS, INC.

/s/ Amrit Chaudhuri	/s/ Dipal Doshi
By: Amrit Chaudhuri	By: Dipal Doshi
Title: CEO	Title: President & Chief Executive Officer

First Amendment to License Agreement

This First Amendment to License Agreement (“First Amendment”) is dated March 27, 2020 and is entered into by and between Entrada Therapeutics, Inc. (“Licensee”) and MIL 6T, LLC (“Licensor”).

WHEREAS, Licensor granted Licensee a License (“License”) to use certain Lab Suites and Office Suites on the first floor of the Building as set forth in the Agreement as Exhibit 1 (“Licensed Premises”), (which hereafter shall also be known as “First Floor Suites Licensed Premises” as set forth below) and common areas (“Shared Premises”) in a certain License Agreement dated February 28, 2020, (“Agreement”);

WHEREAS, Licensee warrants and represents that, to the best of its knowledge, Licensor has fulfilled its obligation under the Agreement and is not in default of any covenants or obligations contained in the Agreement;

WHEREAS, Licensor and Licensee desire to amend the Agreement in certain respects as set forth herein; and;

WHEREAS, all capitalized terms contained herein shall, unless otherwise defined in this First Amendment, have the same meaning as set forth in the Agreement.

In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Licensor and Licensee agree that the Agreement is hereby amended as follows:

Section 1:	License.

Effective March 27, 2020, Section 1(a) of the Agreement is modified by adding the following to the beginning of the first paragraph:

The “Licensed Premises” consisting of the First Floor Labs and First Floor Offices as set forth in this paragraph shall be redefined as the “First Floor Suites Licensed Premises.”

Effective March 27, 2020, the following shall be added to the end of Section 1(a):

The License and Licensed Premises shall be increased to include: (i) Innovation Office Suite 4, more specifically identified in the blue-shaded portion of the floor plan attached to this Agreement as Exhibit 1(b) (“Innovation Office”), and (ii)Innovation Lab Suite 4, more specifically identified in the red-shaded portion of the floor plan attached to this Agreement as Exhibit 1(b)(“Innovation Lab”), (collectively Innovation Office and Innovation Lab shall be known as “Innovation Licensed Premises”). Licensee shall have access to the Shared Premises subject to the terms set forth in the Agreement for the Innovation Occupants (defined below). Exhibit 1 of the Agreement shall remain applicable, but the attached Exhibit 1(b) shall be inserted immediately after Exhibit 1(a) in the Agreement.

Effective March 27, 2020, Section 1(c) of the Agreement is modified by deleting the existing paragraph and replacing it as follows:

The License shall only grant Licensee, and no more than seven (7) of Licensee’s members, employees or agents (collectively “Innovation Occupants”) access to the Innovation Licensed Premises and Shared Premises. Innovation Occupants will be provided access badges upon entry to the Building. Badges must be signed out for each use and must be returned to Licensor’s front desk prior to leaving the premises. Badges must also be returned for Innovation Occupant reassignment should any shift changes occur. Any badges not returned by Innovation Occupant upon departure may be deactivated. Licensee will be required to provide a list of no more than twenty (20) employees to be granted access to the Innovation Licensed Premises and Shared Premises, but actual occupancy at any time shall be limited to seven (7) Innovation Occupants Upon commencement of Licensee’s Term for the First Floor Suites Licensed Premises, beginning November 1, 2020, Licensee’s total Occupants permitted under the License shall not exceed one hundred and five (105); provided, however, the Licensor may grant access to additional occupants (“Additional Occupants”) as set forth in Section 3 below.

Section 2:	Term and Termination.

Effective March 27, 2020, Section 2(a) of the Agreement is modified by deleting the existing first paragraph of section 2(a) and replacing it as follows:

The “Term” as set forth in this paragraph shall be redefined as the “First Floor Suites Term.”

The “Term Commencement Date” as set forth in this paragraph shall be redefined as the “First Floor Suites Term Commencement Date.”

The “Expiration Date” as set forth in this paragraph shall be redefined as the “First Floor Suites Expiration Date.

Term. Unless terminated earlier in accordance with this Section 2, the First Floor Suites term of this Agreement (“First Floor Suites Term”) shall commence on November 1, 2020 (“First Floor Suites Term Commencement Date”) and expire on November 30, 2025 (“First Floor Suites Expiration Date”); provided, however, notwithstanding the foregoing, Licensor shall deliver the First Floor Suites Licensed Premises with certain construction and finishes as set forth in Exhibit 1(a). Under no circumstance shall Licensor be liable to Licensee for failure to provide access to the First Floor Suites Licensed Premises or Shared Premises on or before November 1, 2020; provided, however, that if Licensor is unable to provide Licensee access to the First Floor Suites Licensed Premises on or before November 1, 2020 with the Licensor’s Work Substantially Complete (as such terms are defined in Exhibit 1(a)), the First Floor Suites Term Commencement Date shall be extended by the number of days Licensor is unable to provide access to the First Floor Suites Licensed Premises. Notwithstanding the foregoing to the contrary, in the event the First Floor Suites Licensed Premises has not been delivered to Licensee on or before November 15, 2020 with the Licensor’s Work Substantially Complete (the “Delivery Condition”), subject to Licensee Delay (as such term is defined in Exhibit 1(a)), Licensee shall be entitled to (i) one (1) additional day of abatement of the First Floor Suites Licensee Fee (as defined below) for each day from November 15, 2020 through December 15, 2020 that the First Floor Suites Licensed Premises has not been delivered in the Delivery Condition, and (ii) two (2) additional days of abatement of the First Floor Suites License Fee for each day from December 16, 2020 on until the First Floor Suites Licensed Premises has been delivered to Licensee in the Delivery Condition. Upon either party’s request, Licensor and Licensee shall execute a mutually-agreeable First Floor Suites Term Commencement Agreement that sets forth the First Floor Suites (i) Term Commencement Date, (ii) Expiration Date and (iii) Term.

Effective March 27, 2020, the following shall be added to the end of section 2(a), paragraph 1:

Unless terminated earlier in accordance with this Section 2: (i) the Innovation Office term (“Innovation Office Term”) of this Agreement shall commence on April 7, 2020 (“Innovation Office Term Commencement Date”) and expire on April 6, 2021 (“Innovation Office Expiration Date”) and (ii) the Innovation Lab term (“Innovation Lab Term”) of this Agreement shall commence on April 15, 2020 (“Innovation Lab Term Commencement Date”) and expire on November 30, 2025 (“Innovation Lab Expiration Date”). Under no circumstance shall Licensor be liable to Licensee for failure to provide access to the Innovation Office Suite or Innovation Lab Suite on or before the respective date set forth herein; provided, however, that if Licensor is unable to provide Licensee access to the Innovation Office Suite or Innovation Lab Suite on or before the respective date set forth herein, the respective Innovation Term Commencement Date shall be extended by the number of days Licensor is unable to provide access to the respective Innovation Suite.

Effective March 27 2020, the Section 2(a) of the Agreement is modified by deleting the existing second paragraph and replacing it as follows:

After December 15, 2023, Licensee shall have the right to terminate the remainder of the Innovation Lab Term provided Licensee gives Licensor written notice of its exercise of its termination right no less than nine (9) months prior to requested termination date. By way of clarification, Licensee shall be entitled to provide written notice beginning March 15, 2023 for a termination right of the Innovation Lab Term effective on or after December 15, 2023. After November 30, 2023, Licensee shall have the right to terminate the First Floor Suites Term provided Licensee gives Licensor written notice of its exercise of its termination right no less than nine (9) months prior to requested termination date. By way of clarification, Licensee shall be entitled to provide written notice beginning March 1, 2023 for a termination right of the First Floor Suites Term effective on or after November 30, 2023. Provided that Licensee otherwise complies with the terms of the Agreement, there shall be no termination fee or penalty associated with Licensee’s exercise of its termination rights in accordance with this paragraph.

Effective March 27, 2020, Section 2(a) of the Agreement is modified by deleting the existing third paragraph and replacing it as follows:

Provided Licensee is not in breach of the Agreement, Licensee shall have the option to: (i) extend the First Floor Suites Term for one additional three (3) year period (“First Floor Suite Extended Term”); and (ii) extend the Innovation Lab Term for one additional three (3) year period (“Innovation Lab Extended Term”). The foregoing respective Extended Terms shall be based upon the terms set forth herein at the prevailing market license rate for the SmartLabs Program in submarket area, Boston Seaport, with the Extended Term commencing immediately upon the respective Term Expiration Date. Licensee shall exercise the foregoing option by written notice to Licensor given no less than twelve (12) months prior to the respective Term Expiration Date. The foregoing option shall terminate if notice is not timely given, time being of the essence.

Section 3:	License Fee.

Effective March 27, 2020, Section 3(a) of the Agreement is modified by deleting existing first paragraph and replacing it with the following:

The License Fee paid by the Licensee to the Licensor for the Licensed Premises shall be defined the include the following (“License Fee”):

(i)	Licensee shall pay Licensor a license fee equal to $5,000.00 for the Innovation Office for April 7, 2020 to April 14, 2020. Upon the Innovation Lab Term Commencement Date, the monthly license fee shall be equal to $40,000.00 for the Innovation Lab and Innovation Office (collectively known as the “Innovation License Fee”), which Licensee shall pay in advance on or before the first day of each and every month during by electronic payment to Licensor. Upon the Innovation Office Expiration Date, by way of clarification April 6, 2021, the Innovation License Fee shall be reduced to $35,000.00 per month for the remainder of the Innovation Lab Term. The Innovation License Fee shall be subject to a three percent (3%) increase upon each anniversary of the Innovation Lab Term Date.

(ii)	Commencing on the first full month after the First Floor Suites Term Commencement Date, which for clarification purposes was defined in the Agreement as “License Fee Commencement Date”, but will hereafter be known as “First Floor Suites License Fee Commencement Date”, Licensee shall pay a monthly license fee equal to $367,159.00 (“First Floor Suites License Fee”) plus any pro rata portion thereof if the First Floor Suite Term Commencement Date is any date other than the first of the month, which Licensee shall pay in advance on or before the first day of each and every month during the First Floor Suites Term by electronic payment to Licensor. The First Floor Suites License Fee shall be subject to a three percent (3%) increase upon each anniversary of the First Floor Suites License Fee Commencement Date.

Effective March 27, 2020, Section 3(d) of the Agreement is modified by adding the following sentences to the end of the paragraph:

Licensee shall pay an additional Security Deposit equal to $39,392.81 for the Innovation Licensed Premises (“Innovation Security Deposit”) subject to the aforementioned provisions.

Effective March 27, 2020, Section 3(e) of the Agreement is modified by adding the following sentences to the end of the paragraph:

Licensee shall pay immediately, an amount equal to the Innovation License Fee for the first month ($40,000.00) and the Security Deposit ($39,392.81) and the Parking Fees (as defined below) associated with Licensee’s Parking Spaces (as defined below). As such, Licensee shall pay a total of $79,392.81 plus the aforementioned Parking Fees.

Section 4:	Parking.

Effective March 27, 2020, Section 6 of the Agreement is modified by adding the following sentences to the end of the paragraph:

Upon the Innovation Office Term Commencement Date, seven (7) unreserved parking spaces, out of the twelve (12) allotted as Licensee’s Parking Spaces, shall be available in the area adjacent to the Building at the current monthly parking rate. Upon commencement of the First Floor Suites Term Commencement Date on November 1, 2020, the remaining five (5) of Licensee’s Parking Space shall be made available.

As hereby amended, the License Agreement is ratified, approved and confirmed in all respects. In the event that any of the provisions of the License Agreement are inconsistent with this First Amendment or the state of facts contemplated hereby, the provisions of this First Amendment shall control.

EXCEPT AS EXPRESSLY SET FORTH HEREIN, ALL OTHER TERMS AND CONDITIONS IN THE AGREEMENT REMAIN UNMODIFIED.

MIL 6T, LLC	ENTRADA THERAPEUTICS, INC.

/s/ Amrit Chaudhuri	/s/ Dipal Doshi
By: Amrit Chaudhuri	By: Dipal Doshi
Title: CEO	Title: President & CEO
Date: March 27, 2020	Date: March 27, 2020

Second Amendment to License Agreement

This Second Amendment to License Agreement (“Second Amendment”) is effective October 1, 2020 and is entered into by and between Entrada Therapeutics, Inc. (“Licensee”) and MIL 6T, LLC (“Licensor”).

WHEREAS, Licensor granted Licensee a License (“License”) to use certain Lab Suites and Office Suites in a certain License Agreement dated February 28, 2020 as modified by a First Amendment dated March 27, 2020 (collectively, the “Agreement”);

WHEREAS, Licensee warrants and represents that, to the best of its knowledge, Licensor has fulfilled its obligation under the Agreement and is not in default of any covenants or obligations contained in the Agreement;

WHEREAS, Licensor and Licensee desire to amend the Agreement in certain respects as set forth herein;

WHEREAS, all capitalized terms contained herein shall, unless otherwise defined in this Second Amendment, have the same meaning as set forth in the Agreement;

WHEREAS, the Licensor is performing its obligations as defined as Licensor’s Work set forth in Exhibit 1A to the Agreement and the Licensee warrants and represents that all of Licensor’s Work completed to date has been satisfactorily performed in accordance with Exhibit 1A; and

WHEREAS, the Licensor and Licensee agree that Licensee requested modifications and changes to the Licensor’s Work that are outside the scope of the Licensor’s Work and as such, pursuant to Section 7 of the Agreement, Licensee shall be solely responsible for the requested modifications and changes.

In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Licensor and Licensee agree that the Agreement is hereby amended as follows:

Section 7 of the Agreement is modified by adding the following paragraph to the end of the Section:

Pursuant to the Agreement, and as detailed in Exhibit 1A thereto, Licensor agreed, at its cost and expense, to perform Licensor’s Work to the Licensed Premises Licensee desires additional modifications (“Licensee Modifications”) to the Licensed Premises that exceed the agreed scope and cost of the Licensor’s Work. Licensor hereby agrees to have the Licensee Modifications performed to the Licensed Premises, provided that such Licensee Modifications are at Licensee’s sole cost and expense in accordance with the project scopeand terms set forth in Entrada’s Cost Breakdown attached to the Second Amendment as Exhibit 1C. For clarity purposes, the costs to be incurred are specifically allocated between the Parties in the Table in Exhibit 1C entitled “Summary of Entrada Project Costs as of 8/7/2020,” specifying that the Licensor shall be responsible for the costs as listed in the third (3rd) column with the heading “Project Cost - SmartLabs” and the Licensee shall be responsible for the costs as listed in the fifth (5th) column with the heading “Project Cost - Entrada.” As Licensor has a contractual agreement with the Contractor Commodore Builders, Inc. (“Contractor”) for Licensor’s Work, the Licensee Modifications will be performed by the Contractor in accordance with the construction documents and terms agreed upon by the parties as set forth in Exhibit 1C, with that understanding that Licensee assumes any and all costs incurred with the Licensee Modifications. Licensee acknowledges that the Cash Flow Projection set forth in Exhibit 1C is an approximation and subject to change and Licensee shall be responsible for the actual amounts invoiced Licensor by Contractor for Licensee Modifications consistent with the cost breakdown in Exhibit 1C. Notwithstanding the aforementioned, Licensor agrees that if the Licensor becomes aware or anticipates that the costs will deviate from the approximation in Exhibit 1C by more than ten (10) percent, Licensor shall notify Licensee to this effect as soon as reasonably possible and obtain approval for these additional charges prior to incurring the additional costs. Commencing on or around October 1, 2020, the Contractor’s monthly requisition (“Contractor’s Requisition”) will separately itemize the costs for Licensee Modifications and the Licensor’s Work. Within twenty (20) days of the Contractor’s Requisition, Licensee shall, at Licensor’s election, pay the amount of such Contractor’s Requisition (i) directly to Contractor or (ii) as a reimbursement to Licensor if Licensor has already paid such sum to the Contractor.

As hereby amended, the Agreement is ratified, approved and confirmed in all respects. In the event that any of the provisions of the Agreement are inconsistent with this Second Amendment or the state of facts contemplated hereby, the provisions of this Second Amendment shall control.

EXCEPT AS EXPRESSLY SET FORTH HEREIN, ALL OTHER TERMS AND CONDITIONS IN THE AGREEMENT REMAIN UNMODIFIED.

MIL 6T, LLC	ENTRADA THERAPEUTICS, INC.

/s/ Amrit Chaudhuri	/s/ Dipal Doshi
By: Amrit Chaudhuri	By: Dipal Doshi
Title: CEO	Title: President and CEO

Third Amendment to License Agreement

This Third Amendment to License Agreement (“Third Amendment”) is made as of June 4, 2021, by and between Entrada Therapeutics, Inc. (“Licensee”) and MIL 6T, LLC (“Licensor”).

WHEREAS, Licensor and Licensee are parties to a certain License Agreement dated February 28, 2020, as amended by that certain First Amendment to License Agreement dated March 27, 2020, as amended by that certain Second Amendment to License Agreement dated October 1, 2020 (collectively, “License Agreement);

WHEREAS, Licensee warrants and represents that, to the best of its knowledge, Licensor has fulfilled its obligations under the License Agreement and is not in default of any covenants or obligations contained in the License Agreement;

WHEREAS, Licensor and Licensee desire to amend the License Agreement in certain respects as set forth herein; and,

WHEREAS, all capitalized terms contained herein shall, unless otherwise defined in this Third Amendment, have the same meaning as set forth in the License Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the License Agreement is hereby amended as follows:

1.	Licensed Premises. Section 1(a) of the License Agreement is hereby modified by adding the following:

Effective October 1, 2021 (“Innovation Suite Expanded Premises Commencement Date”), the License shall be expanded to include Innovation Suite 1 and Innovation Suite 2, as shown on the blue-shaded portion of the floor plan attached hereto as Exhibit 1-C of this Third Amendment (“Innovation Suite Expanded Premises”), as part of the Licensed Premises. Under no circumstance shall Licensor be liable to Licensee for failure to provide access to the Innovation Suite Expanded Premises on or before the Innovation Suite Expanded Premises Commencement Date; provided, however, that if Licensor is unable to provide Licensee access to the Innovation Suite Expanded Premises on or before the Innovation Suite Expanded Premises Commencement Date, the Innovation Suite Expanded Premise Commencement Date shall be extended by the number of days Licensor is unable to provide access to the Innovation Suite Expanded Premises.

Effective March 15, 2022 (“Scaling Suite Expanded Premises Commencement Date”), the License shall be expanded to include Scaling Suite E1 and Scaling Suite F, as shown on the red-shaded portion of the floor plan attached hereto as Exhibit 1-C of this Third Amendment (“Scaling Suite Expanded Premises”), as part of the Licensed Premises. Under no circumstance shall Licensor be liable to Licensee for failure to provide access to the Scaling Suite Expanded Premises on or before the Scaling Suite Expanded Premises Commencement Date; provided, however, that if Licensor is unable to provide Licensee access to the Scaling Suite Expanded Premises on or before the Scaling Suite Expanded Premises Commencement Date, the Scaling Suite Expanded Premise Commencement Date shall be extended by the number of days Licensor is unable to provide access to the Scaling Suite Expanded Premises.

For the avoidance of doubt, Exhibit 1, 1-A and 1-B of the License Agreement shall remain applicable, and the attached Exhibit 1-C shall be inserted immediately thereafter.

2.	Occupants. Section 1(c) of the License Agreement is hereby modified by adding the following new sentence to the end of the Section:

Effective the Innovation Suite Expanded Premises Commencement Date, Occupants shall be defined as one hundred twenty-four (124) of Licensee’s members, employees or agents.

Effective the Scaling Suite Expanded Premises Commencement Date, Occupants shall be defined as one hundred fifty-four (154) of Licensee’s members, employees or agents.

3.	Term, Extension and Early Termination. Section 2(a) of the License Agreement is hereby modified by adding the following to the end of the Section:

The term of the Innovation Suite Expanded Premises license shall commence on the Innovation Suite Expanded Premises Commencement Date and expire on November 30, 2025 (“Innovation Suite Expanded Premises Term”). The term of the Scaling Suite Expanded Premises license shall commence on the Scaling Suite Expanded Premises Commencement Date and expire on November 30, 2025 (“Scaling Suite Expanded Premises Term”).

Provided Licensee is not in breach of the Agreement, Licensee shall have the option to: (i) extend the Innovation Suite Expanded Premises Term for one additional three (3) year period (“Innovation Suite Extended Term”); and (ii) extend the Scaling Suite Expanded Premises Term for one additional three (3) year period (“Scaling Suite Extended Term”). The foregoing respective Extended Terms shall be based upon the terms set forth herein at the prevailing market license rate for the SmartLabs Program in submarket area, Boston Seaport, with the Extended Term commencing immediately upon the respective Term expiration date. Licensee shall exercise the foregoing option by written notice to Licensor given no less than twelve (12) months prior to the respective Term expiration date. The foregoing option shall terminate if notice is not timely given, time being of the essence.

In addition to Licensee’s early termination rights as contained in the First Amendment to License Agreement, after March 1, 2023, Licensee shall also have the right to terminate the remainder of the Innovation Suite Expanded Premises Term and/or Scaling Suite Expanded Premises Term provided Licensee gives Licensor written notice of its exercise of its termination right no less than nine (9) months prior to requested termination date; further provided, it is expressly agreed that any termination of the Innovation Suite Expanded Premises and/or the Scaling Suite Expanded Premises is not to occur jointly or concurrently with each other or with the termination of the existing First Floor Suites Licensed Premises; at least thirty (30) days must pass between the forfeiture of the (1) Innovation Suite Expanded Premises, (2) Scaling Suite Expanded Premises, and/or (3) First Floor Suites Licensed Premises. Provided that Licensee otherwise complies with the terms of the Agreement, there shall be no termination fee or penalty associated with Licensee’s exercise of its termination rights in accordance with this paragraph.

4.	License Fee. Section 3(a) of the License Agreement is hereby modified by adding the following new paragraph to the end of the Section:

Effective the Innovation Suite Expanded Premises Commencement Date, in addition to the existing License Fee, Licensee shall pay a monthly license fee of $103,000.00 for the Expanded Premises (“Innovation Suite Expanded Premises Fee”). The Innovation Suite Expanded Premises Fee shall be subject to a three percent (3%) increase upon each anniversary of the Innovation Suite Expanded Premises Commencement Date, as shown on Schedule A attached hereto. Except as expressly stated otherwise herein, the Innovation Suite Expanded Premises Fee shall be subject to all the same terms and conditions as the License Fee.

Effective the Scaling Suite Expanded Premises Commencement Date, in addition to the existing License Fee, Licensee shall pay a monthly license fee of $154,975.00 for the Scaling Suite Expanded Premises (“Scaling Suite Expanded Premises Fee”). The Scaling Suite Expanded Premises Fee shall be subject to a three percent (3%) increase upon each anniversary of the Scaling Suite Expanded Premises Commencement Date, as shown on Schedule A attached hereto. Except as expressly stated otherwise herein, the Scaling Suite Expanded Premises Fee shall be subject to all the same terms and conditions as the License Fee.

5.	Security Deposit. Section 3(d) of the License Agreement is hereby modified by adding the following new sentence to the end of the Section:

In consideration of the Innovation Suite Expanded Premises and Scaling Suite Expanded Premises, the Security Deposit shall be increased by $279,945.60.

6.	Initial Payment. Section 3(e) of the License Agreement is hereby modified by adding the following new paragraph to the end of the Section:

Immediately upon the execution of this Third Amendment, Licensee shall pay an amount equal to the Innovation Suite Expanded Premises Fee and Scaling Suite Expanded Premises Fee for the last month of the Term ($279,945.60), as well as the increase in the Security Deposit commensurate with the addition of the Innovation Suite Expanded Premises and Scaling Suite Expansion Premises ($279,945.60). As such, Licensee shall pay a total of $559,891.10, on or before the execution of this Third Amendment.

7.	Parking. Section 6 of the License Agreement is hereby modified by adding the following new sentence to the end of the Section:

Effective the Scaling Suite Expanded Premises Commencement Date, Licensee’s Parking Spaces shall be defined as sixteen (16).

8.	Broker. Licensee warrants and represents that Licensee has dealt with no broker in connection with the consummation of this Third Amendment, and, in the event of any brokerage claims asserted against Licensor predicated upon prior dealings with Licensee, Licensee agrees to defend the same and indemnify Licensor against any such claim.

9.	Ratification. Except as expressly amended hereby, all terms and conditions of the License Agreement shall remain unchanged and in full force and effect.

10.	Counterparts. This Third Amendment to License Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, Licensor and Licensee have duly executed this Third Amendment as of the date first written above.

LICENSOR	LICENSEE:

/s/ Brian Taylor	/s/ Dipal Doshi
By: Brian Taylor	By: Dipal Doshi
Title: Head of Field Operations	Title: President & Chief Executive Officer
Date: June 4, 2021	Date: 6/4/2021